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                                EXHIBIT 10(g)

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT is effective the 1st day of September, 1997, and is between BRUCE C. KARSK ("KARSK") and Lindsay Manufacturing Co., a
Delaware Corporation ("LINDSAY").

     WHEREAS, KARSK is a key employee of LINDSAY and his talents and services to LINDSAY are of special, unique, unusual and extraordinary character and are of particular and peculiar benefit and importance to LINDSAY; and

     WHEREAS, LINDSAY desires to obtain assurances that KARSK will remain an employee of LINDSAY and devote his best efforts to such employment; and

     WHEREAS, KARSK desires to obtain assurances of continued employment and compensation; and

     WHEREAS, each party is willing, in consideration of continued employment with LINDSAY, to provide the other with the desired assurances, and each is willing to enter into and carry out this Agreement;

     NOW, THEREFORE, the parties agree as follows:

     1. EMPLOYMENT. Upon the terms set out in the Agreement, LINDSAY agrees to employ KARSK, and KARSK agrees to be so employed by LINDSAY.

     2.   TERM.

          A. Initial Term. The Initial Term of KARSK'S employment with LINDSAY under this Agreement shall be for three years, commencing September 1, 1997, and expiring August 31, 2000.

          B. Subsequent Term. Prior to August 1, 2000, the parties are expected to negotiate and agree regarding KARSK'S employment with LINDSAY for the period after August 31, 2000.

     3. COMPENSATION. As compensation for the services to be rendered KARSK; LINDSAY agrees to provide the following:

          A.   Salary and Bonus.

               1. For the period through August 31, 1998, the salary and bonus has been agreed as follows:

                    (a) a Salary at the annual rate established by Compensation Committee; and




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                    (b)  a discretionary allocation to KARSK'S account
                         under the Key Employee Incentive Plan ("KEIP"), as in effect, to be paid out pursuant to that Plan; and

                    (c) a Bonus depending upon KARSK'S performance and attainment of goals, as set forth, at LINDSAY's sole discretion, in a written Bonus arrangement applicable to the Fiscal Year.

          2. On September 1, 1998, the Compensation Committee will review the salary and bonus of KARSK, and may allow increases in salary and adjustment in bonus for the Fiscal Year following such date.

     B. Stock Options. Stock options in the amount and terms and conditions may be granted by the Compensation Committee of the Board of Directors. KARSK understands that, as of the date of signing this Agreement, there is no assurance that LINDSAY will grant additional stock options, or that stock options, if any, would have any value.

     C. Other Benefits. Other fringe benefits and applicable employee benefit programs as LINDSAY may establish from time to time include the following:

               Profit Sharing and 401(k) Program
               Vacation
               Long Term Disability
               Annual Medical Check Up
               Life Insurance
               Health Insurance
               Directors & Officers Liability Insurance
               Travel Club Dues
               Supplemental Retirement
               Restricted Stock

4.   TERMINATION.

     A.   For Cause.

          1.   Defined. KARSK may be terminated by LINDSAY for cause if:

               a. he commits a breach of his fiduciary duty of loyalty to LINDSAY; or

               b. he commits acts or omissions regarding LINDSAY's business and which are not in good faith or which involve intentional misconduct, dishonesty, or a knowing violation of the law; or

               c. he engages in any transaction involving LINDSAY from which he gains an improper personal benefit, which is not agreed to by the Board of Directors of LINDSAY in advance of the transaction; or



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               d.   he refuses to perform or neglects any of the material
          duties assigned to him; or

               e. he violates Company Policy concerning notice of confidentiality of information/restriction on trading in Lindsay Common Stock; or

               f.   he breaches the provisions of this Agreement.

          2. Procedure. Prior to such termination for cause, LINDSAY shall notify KARSK in writing of its intent to terminate this Agreement for cause, shall state the reason and give grounds therefore and shall give KARSK five working days after receipt of such notice to explain his conduct. If KARSK fails to explain his conduct to LINDSAY's reasonable satisfaction, the termination for cause shall be final.

          3. If KARSK is terminated for cause, he shall not be entitled to any further compensation, or any Bonus or KEIP allocation payment that might otherwise be owed to him even if he worked for the entire Fiscal Year.

     B. Without Cause. LINDSAY may terminate this Agreement at any time, without cause, upon at least two weeks advance written notice. If LINDSAY does so, then LINDSAY shall pay within thirty (30) days of such termination an amount equal to the greater of either a. or b. as follows:

          a. the balance of the salary due until the end of the term of the Agreement; plus accrued KEIP allocation amounts; plus any bonus earned as of date of termination for the Fiscal Year in which the termination occurs, allocated to the date of termination; or

          b. two and one-half (2 1/2) times average gross compensation paid to KARSK during the most recent five (5) years. Gross compensation shall mean salary, KEIP, and any bonus earned for most recent five (5) years divided by 5

Payment of either a. or b. shall be made regardless of other income or benefit KARSK may be able to obtain by virtue of the termination. Such payment shall also be a complete and liquidated payment for damages or claims, if any, KARSK may have against LINDSAY due to LINDSAY's termination of this Agreement prior to the end of its term.

     C. KARSK'S Voluntary Termination. If KARSK breaches this Agreement and terminates his employment with LINDSAY, KARSK shall be subject to Paragraphs 11 and 12, shall not be entitled to, and shall not receive, any further compensation, Bonus or KEIP payments not yet paid at date of termination.




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     D.   Death or Disability.  If KARSK should die or become disabled and unable to perform his duties, this Agreement shall terminate. In such an event, KARSK will be covered by the death and disability policies LINDSAY shall then have in effect, and KARSK (or his estate) shall receive his accrued KEIP allocation amounts and the Bonus equal to the Bonus he would have received had he worked for the entire Fiscal Year, apportioned to the time he ceased employment.

5.   Best Efforts, Other Employment, Conflict of Interest of KARSK

     A. KARSK agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required or requested of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of LINDSAY. Such duties shall be rendered at Lindsay, Nebraska, and at such other place or places within or outside the State of Nebraska, as LINDSAY shall in good faith require or as the interest, needs, business, or opportunities of LINDSAY shall require.

     B. KARSK shall devote his normal and regular business time, attention, knowledge and skill to the business and interests of LINDSAY, and LINDSAY shall be entitled to all of the benefits, profits or other issue arising from or incident to all work, services and advice of KARSK perfomed for LINDSAY.

     C. KARSK shall have the right to devote such amounts of his time which are not required for the full and faithful performance of his duties hereunder to any outside activities and businesses which are not then being engaged in by LINDSAY and which shall not otherwise interfere with the performance of his duties hereunder.

     D. Absent prior approval from the Board of Directors, KARSK, (i) shall not make investments in businesses which do business with, or which are competitive with, LINDSAY, and (ii) shall not engage in any activity which constitutes a conflict of interest with his employment at LINDSAY.

6. Business Opportunities. KARSK will make full and prompt written disclosure to LINDSAY of any business opportunity of which he becomes aware and which relates to the business of LINDSAY or any of its subsidiaries or affiliates.

7.   Inventions.

     A. An "Invention" means any new or useful art, discovery, contribution, finding, or improvement whether or not patentable, and all related know-how;

     B. "Copyright Works" are materials for which copyright protection may be obtained, including but limited to: literary



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works, computer programs, artistic works (including designs, graphs, drawings, blueprints and other works), recordings, photographs, slides, motion pictures, and audio-visual works;

     C. Upon conception, all Inventions and Copyright Works shall become the property of LINDSAY whether or not patent or copyright applications are filed on the subject matter of the conception. KARSK will communicate to LINDSAY promptly and fully all Inventions, or suggestions (whether or not patentable), and all Copyright Works made or conceived by KARSK (whether made or conceived solely by KARSK or jointly with others) during the period of KARSK'S employment with LINDSAY or in the three years following cessation of employment: (a) which correspond to the business, work or investigations of LINDSAY at the time of conception, or (b) which result from or are suggested by any work which KARSK has done or may do for or on behalf of LINDSAY, or (c) which are developed, tested, improved or investigated either in part or entirely on time for which KARSK was paid by LINDSAY or using any resources of LINDSAY.

     D. Assign Rights. KARSK will assign to LINDSAY his entire right, title and interest in all Inventions and Copyright Works: (a) which relate in any way to the actual or anticipated business of LINDSAY, or (b) which relate in any way to the actual or anticipated research or development of LINDSAY, or (c) which is suggested by or results from any task assigned to on behalf of LINDSAY. KARSK also will execute at any time during or after his employment an assignment for each such Invention or Copyright Work as LINDSAY may request and on such documents as LINDSAY may provide. KARSK will promptly and fully assist LINDSAY during and subsequent to KARSK'S employment in every lawful way without reimbursement other than his normal compensation as an employee of LINDSAY and other than a reasonable payment for time involved in the event employment with LINDSAY has terminated, but at the expense of LINDSAY, to obtain for the benefit of LINDSAY patents, copyrights, mask work protection or other proprietary rights for Inventions or Copyright Work.

8.   Confidentiality.

     A. KARSK will not at any time during or after his employment by LINDSAY, directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever, other than in the normal course of performing his duties for LINDSAY, any Confidential Information. While engaged by LINDSAY, KARSK may only use Confidential Information for a purpose which is necessary to the carrying out of KARSK'S duties as an employee or director of LINDSAY, and KARSK may not make use of any Confidential Information of LINDSAY after he is no longer an employee or director of LINDSAY.



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          B.   KARSK agrees that the following shall be considered Confidential
     Information: all non-public and internal information, whether written or otherwise, regarding LINDSAY's business (or business of any subsidiary or affiliate of LINDSAY), including but not limited to, information regarding customers, customer lists, employees, employee salaries, costs, prices, earnings, and any financial or cost accounting reports, products, services, formulae, compositions, machines, equipment, apparatus, systems, manufacturing procedures, operations, potential acquisitions, new location plans, prospective and executed contracts and other business arrangements, and sources of supply.

          C. KARSK agrees that all such information is a trade secret owned exclusively by LINDSAY which shall at all times be kept confidential.

          D. KARSK further agrees that he will, upon termination of his employment with LINDSAY, return to LINDSAY all books, records, lists and other written, typed or printed materials, whether furnished by LINDSAY or prepared by KARSK which contains any Confidential Information and KARSK agrees that he will neither make nor retain any copies of such materials after termination of employment.

     9. Solicitation of Employees. For a period of three (3) years after he is no longer employed by LINDSAY, KARSK will not, directly, or indirectly, either as an individual, proprietor, stockholder, partner, officer, director, employee or otherwise, solicit any officer, director, employee or other individual:

          A.   to leave his or her employment of position with LINDSAY,

          B.   to compete with the business of LINDSAY,

          C. or to violate the terms of any employment, non- competition or similar agreement with LINDSAY.

     10. Non-Competition. For a period of two (2) years after termination of Employment with LINDSAY, KARSK will not engage in, work for (directly or indirectly) or contribute his knowledge to any person or entity, company or work which is directly competitive with the products, processes or business of LINDSAY.

     11.  Remedies.

          A. In the event KARSK'S employment shall end with LINDSAY prior to the termination date provided herein, or in the event KARSK shall breach Paragraph 9 or 10 of this Agreement or otherwise breach this Agreement, KARSK shall be subject to any and all of the penalties contained in, or legal and equitable remedies available to LINDSAY resulting from, this Agreement.

          B. In that KARSK is required to enforce any of the rights granted under this Agreement through litigation or legal action LINDSAY will pay the costs and expenses of legal council selected by KARSK.



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     12.  Remedies; Survival of KARSK Covenants.

          A. Without limiting the rights of LINDSAY to pursue all other legal and equitable rights available to them for any violation of the covenants of herein, it is agreed that: (a) the services to be rendered by KARSK under this Agreement are of a special, unique, unusual and extraordinary character which give them a peculiar value, and the loss of such services cannot be reasonably and adequately compensated in damages in an action at law, and (b) remedies other than injunctive relief can not fully compensate LINDSAY for violation of Paragraphs 1, 6, 7, 8, 9 and 10 of this Agreement; accordingly, LINDSAY shall be entitled to injunctive relief to prevent violations of such paragraphs or continuing violations thereof.

          B. All of KARSK'S covenants in and obligations under Paragraphs 7, 8, 9 and 10 of this Agreement shall continue in effect notwithstanding any termination of KARSK'S employment, whether by LINDSAY or by KARSK upon expiration or otherwise, and whether or not pursuant to the terms of this Agreement.

     13.  Life Insurance.  LINDSAY shall have the right, at its own expense
and for its own benefit, to take out life insurance on and   in such amount or
amounts as it shall see fit, and KARSK agrees to cooperate with LINDSAY in obtaining such insurance.

     14. Designation of Beneficiary. KARSK may, by written instrument delivered to LINDSAY, designate a beneficiary or beneficiaries to receive any payments to which he may be entitled under LINDSAY's fringe benefit programs which become payable following his death, and may at any time or from time to time change such designated beneficiary by similar written instrument, and LINDSAY shall be fully protected in making such payments to such designated beneficiary designation as in effect, LINDSAY shall make payment of any amounts to which KARSK was entitled following death to his personal representative, heirs, devises or legatees.

     15. KARSK'S Expenses. LINDSAY shall pay reasonable airline fare, hotel bills and other necessary and proper expenses when traveling on, or otherwise performing, LINDSAY's business, provided that KARSK furnishes LINDSAY with appropriate supporting documentation of such expenses.

     16.  Successors and Assigns; Parties in Interest, Change in Control.

          A. This Agreement shall be binding upon LINDSAY, its successors and assigns and upon KARSK; his heirs, executors and administrators.

          B. If a "Change in Control" of LINDSAY takes place through a change in shareholder ownership, merger, Board of Directors, or other such event, and it results in a change in title, reduction in benefits or compensation, or termination of KARSK, KARSK shall be entitled to the same compensation as provided for in 4b; a,



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     plus compensation equal to two and one-half (2 1/2) times his average gross compensation. Gross compensation shall mean his annual salary plus bonuses, awarded or earned for the most recent five (5) years divided by five (5).

     17. Notices. Notices comtemplated by this Agreement shall be in writing and shall be deemed given when delivered in person or mailed registered first class mail, postage prepaid, to LINDSAY at Route 91, Lindsay, Nebraska, 68644, Attention: Chairman of the Board and to KARSK, 3334 34th Street, Columbus, NE, 68601, or to such other address as the party so notifies to the other.

     18.  Integration, Amendment and Modification.

          A. This Agreement contains the entire agreement between the parties hereto with respect to the employment contemplated herein, supersedes all prior negotiations and agreements, both oral and written, between the parties relating to KARSK'S employment with LINDSAY.

          B. This Agreement can be amended, supplemented or modified by the parties only by an instrument in writing signed by both parties.

          C. If, in any action before any court or agency legally empowered to enforce such covenants, any term, restriction, covenant or promise contained herein is found to be unreasonable, unlawful or otherwise invalid and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed enforceable by such court or agency.

     19. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     20. Governing Law. This Agreement shall be construed, interpreted, and enforced according to the laws of the State of Nebraska.

     IN WITNESS WHEREOF, this Agreement is entered into effective as of the date set forth above.


KEY EMPLOYEE                                LINDSAY MANUFACTURING CO.



BY:                                         BY:
   -----------------------------------         ------------------------------
   Bruce C. Karsk                              Gary D. Parker





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